                                                                    EXHIBIT 3.1



                                 AMENDMENTS TO
                                   THE BYLAWS
                                       OF
                             SHAW INDUSTRIES, INC.


         At a meeting duly called and held on January 28, 1999, the Board of Directors of Shaw Industries, Inc., a Georgia corporation (the "Corporation"), amended Article 3, Section 3.2(a) of the Corporation's Bylaws (the "Bylaws"), to increase the maximum number of directors of the Corporation from 11 to 12.
Article 3, Section 3.2(a) of the Corporation's Bylaws, as amended, reads as follows:

                  "(a)     The number of directors of the Corporation shall not
                  be less than seven (7) and not more than twelve (12), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors."

         Pursuant to the action of the Corporation's Board of Directors, taken by unanimous written consent dated April 5, 1999, the Bylaws, as amended, have been further amended to add the following as a new Article 11 thereto:

                                  "ARTICLE 11

                      Fair Price Requirements and Business
                   Combinations with Interested Shareholders

         11.1 Fair Price Requirements. The fair price provisions set forth in Sections 14-2-1110 through 14-2-1113 of the Georgia Business Corporation Code, as such provisions may be amended from time to time, shall apply to the Corporation and to any business combination (as such term is defined in the fair price provisions) to which the Corporation is a party.

         11.2 Business Combinations with Interested Shareholders. The provisions governing business combinations with interested shareholders set forth in Sections 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code, as such provisions may be amended from time to time, shall apply to the Corporation and to any business combination between an interested shareholder (as the terms `business combination' and `interested shareholder' are defined in the business combination provisions) and the Corporation."

                                     BYLAWS

                                       OF

                             SHAW INDUSTRIES, INC.



























                          AS AMENDED NOVEMBER 4, 1993

                                     BYLAWS

                                       OF

                             SHAW INDUSTRIES, INC.



         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise. References herein to "Articles of Incorporation" are to the Amended and Restated Articles of Incorporation of Shaw Industries, Inc., a Georgia corporation (the "Corporation"), as the same may be further amended and restated from time to time.

         All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations and relative rights of any class or series of shares), of the Georgia Business Corporation Code (the "Code") and of other applicable law, as now or hereinafter in effect.

                                   ARTICLE 1

                                    Offices

1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

1.2 Principal Office. The principal office of the Corporation shall be at the place designated in the corporation's annual registration with the Secretary of State of Georgia.

1.3 Other Offices. In addition to its registered office and principal office, the Corporation may have offices at such other place or places, within or without the State of Georgia, as the business of the Corporation may require or make desirable.

                                   ARTICLE 2

                             Shareholders' Meetings

2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia designated by the Board of Directors or such other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a place, at the principal office of the Corporation.

2.2 Annual Meetings. The annual meeting of shareholders shall be held at a time determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

2.3 Special Meetings. Special meetings of the shareholders of any class or series or of all classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board or President and, if the Corporation has one hundred (100) or fewer shareholders of record, shall be called by the Corporation upon the written request (as required by the Code) of the holders of 25% of all the votes entitled to be cast on any issue or issues to be considered at such special meeting. Except as otherwise provided in the Code or the Articles of Incorporation, if the Corporation has more than one hundred (100) shareholders of record, the shareholders shall not have the right to call special meetings of the shareholders. The business that may be transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such special meeting given in accordance with Section 2.4 of these Bylaws (including such related or incidental matters as may be necessary or appropriate to give effect to the purpose or purposes so stated).

2.4 Notice of Meetings. Unless waived in accordance with Section 2.5, the Corporation shall give written notice in accordance with Section 8.5 of the date, time and place of each annual and special shareholders' meeting, no fewer than 10 days nor more than 60 days before the meeting date, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless otherwise required by these Bylaws or applicable law. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time or place, the Corporation shall give notice of the new date, time or place of such meeting, unless a quorum was present and such information regarding the adjournment was announced at the meeting before adjournment thereof; provided, however, that if a new record date is or must be fixed in accordance with Section 7.5, notice of the adjourned meeting shall in any event be given by the Corporation to shareholders as of the new record date.

2.5 Waiver of Notice. A shareholder may waive any notice required by the Code, the Articles of Incorporation or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivery to the Corporation of a written waiver of such notice signed by the shareholder entitled to such notice. In addition, a shareholder's attendance at a meeting shall be (i) a waiver of objection to lack of notice or defective notice of such meeting unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) a waiver of objection to consideration of a particular matter at such meeting that is not within the purpose or purposes stated in the meeting notice, unless the shareholder objects to considering the



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

matter when it is presented. Except as otherwise required by the Code, neither the business transacted nor the purpose of the meeting need be specified in any waiver.

2.6      Voting Group: Quorum; Vote Required to Act.

                  (a) Unless otherwise required by the Code or the Articles of Incorporation, all classes or series of the Corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If the Articles of Incorporation or the Code requires voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each of those Voting Groups counted separately. At all meetings of shareholders, each Voting Group that is entitled to vote on a matter may take action on such matter only if a quorum of such Voting Group exists at such meeting. Unless the Articles of Incorporation, these Bylaws, or the Code otherwise provides, the presence (in person or by proxy) of a majority of the votes entitled to be cast on a matter by a Voting Group constitutes a quorum of that Voting Group with regard to that matter. Once a share is represented at any meeting other than solely to object to holding the meeting or transacting business at the meeting, such share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date is or must be set pursuant to Section 7.5 of these Bylaws for such adjourned meeting.

                  (b) If a quorum exists, action on a matter (other than the election of directors) by a Voting Group is approved if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws or the Code requires a greater number of affirmative votes.

2.7 Voting of Shares. Unless otherwise required by the Code or the Articles of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote at a meeting of shareholders.

2.8 Proxies. A shareholder entitled to vote on a matter may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall be valid for 11 months from the date of its receipt by the Secretary, Assistant Secretary, or other officer or agent of the Corporation authorized to tabulate votes, unless a longer period is expressly stated therein.

2.9 Presiding Officer. Except as otherwise provided in this Section 2.9, the Chairman of the Board or the President shall preside at every shareholders' meeting as its chairman, if either of them is present and willing to so serve. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and neither has designated another person who is present and willing to so serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no directors of the Corporation are present at such meeting or no



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

majority of the directors can be established, a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting and entitled to vote in an election of directors. The chairman of the meeting shall appoint such persons as he or she deems appropriate to assist with the meeting.

2.10 Adjournments. Any meeting of the shareholders (including an adjourned meeting) may be adjourned by an affirmative vote of the holders of a majority of the voting shares represented at the meeting, regardless of whether a quorum is then present, to reconvene at a specific time and place. At any such reconvened meeting, only such business may be transacted as could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting and specifies the additional purpose or purposes for which the meeting is called.

2.11 Conduct of the Meeting. At any meeting of shareholders, the chairman of such meeting shall be entitled to establish the rules of order that shall govern the conduct of business at the meeting.

2.12 Action of Shareholders Without a Meeting. Except as otherwise provided in the Articles of Incorporation, action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and any further requirements of law pertaining to such consents have been complied with.

2.13 Matters Considered at Annual Meetings. At any annual meeting of the shareholders, only such business shall be conducted as shall have properly been brought before such meeting (i) by or at the direction of the Board of Directors prior to the meeting, (ii) by or at the direction of the Chairman or the President if present at the meeting, or (iii) by any shareholder of the Corporation who is entitled to vote with respect thereto.

                                   ARTICLE 3

                             The Board of Directors

3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2      Number and Term of Office.



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

                  (a) The number of directors of the Corporation shall not be less than seven (7) and not more than eleven (11), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors.

                  (b) Each director shall serve until the election and qualification of his successor or until his earlier death, resignation, disqualification or removal, as provided in the Articles of Incorporation and herein. Despite the expiration of a director's term, such director shall continue to serve until such director's successor, if there is to be any, has been elected and has qualified.

3.3 Removal of Directors. The entire Board of Directors or any individual director may be removed only as provided in the Articles of Incorporation.

3.4 Retirement Age. Each director who is not an officer of the Company (collectively, "outside directors") shall retire from the Board of Directors at the annual meeting of shareholders following his 70th birthday at which the term of directors in his class expires, and each director who is an officer of the Company (collectively, "management directors") shall retire from the Board of Directors at the annual meeting of the shareholders following his 65th birthday at which the term of directors in his class expires, except that the Chairman of the Board of Directors and the President in office during 1992 may continue to serve as Directors until the annual meeting of the shareholders following their respective 70th birthdays at which the term of directors in their respective classes expires. Notwithstanding the foregoing, any director who reaches the applicable retirement age set forth above may, at the discretion of the Board of Directors, be nominated to continue to serve as director for up to two additional terms.

3.5      Advisory Board.

                  (a) The Board of Directors may create an Advisory Board of Directors that shall consist of those retired members of the Board of Directors who are from time to time nominated by the Board of Directors and elected by a majority of the Board of Directors. The purpose of the Advisory Board of Directors is to provide consultation and advisory services to the Board of Directors.

                  (b) The members of the Advisory Board of Directors shall be entitled to attend all meetings of the Board of Directors and its committees and be paid such directors' fees and expenses as the Board of Directors may approve from time to time. Advisory directors may enter into all the discussions at the meetings, but shall not be entitled to vote on any matters that come before such meetings or to initiate a call of a special meeting of the Board of Directors pursuant to Section 2.3 hereof. Advisory directors shall not be counted for the determination of the existence of a quorum pursuant to
Section 4.5 hereof. All provisions of these Bylaws applicable to the Board of Directors and directors, including indemnification, shall be applicable to the Advisory Board of



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

Directors and advisory directors to the greatest extent permitted by applicable law, except as otherwise specifically provided in this Article 3.

                  (c) The precise number of members of the Advisory Board of Directors shall be fixed by resolution of the Board of Directors from time to time. Each member of the Advisory Board of Directors shall hold office until the first meeting of the Board of Directors held after the annual meeting of shareholders, or until his earlier death, resignation, incapacity to serve or removal.

3.6 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by the Board of Directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation for services rendered in such other capacity.

3.7      Committees of the Board of Directors.

                  (a) The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of three or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected or until his death, resignation or removal, or until he shall cease to be a director.

                  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors to (1) approve or propose to shareholders action that the Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or any of its committees; amend the Articles of Incorporation pursuant to Code Section 14-2-1002; (3) adopt, amend or repeal the Bylaws of the Corporation; or (4) approve a plan of merger not requiring shareholder approval.

                  (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee or its chairman. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at its next meeting, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to



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

the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

                  (d) The Executive Committee shall act by majority vote of its members.

                  (e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee, who may act in the place and stead of any absent member or members at any meeting of the Executive Committee.

                  (f) The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, which shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

                  (g) The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

3.8 Qualification of Directors. No person elected to serve as a director of the Corporation shall assume such office and commence such service unless and until such person shall be duly qualified, as determined by reference to the Code and the Articles of Incorporation.

                                   ARTICLE 4

                       Meetings of the Board of Directors

4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, schedule and hold regular meetings at other times.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish.

4.4 Notice of Meetings. No notice is required for any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give not less than one day's notice to each director of the date, time and place of each special meeting. Notice of a future meeting shall be deemed to have been given to any director



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in attendance at any meeting at which the date, time, and place of the subsequent meeting was announced.

4.5 Quorum. At any meeting of the Board of Directors, one-third (1/3) or more of the number of directors prescribed (or, if no number is prescribed, the number in office immediately prior to such meeting) shall constitute a quorum for the transaction of business.

4.6      Vote Required for Action.

                  (a) If a quorum is present when the vote is taken, the vote of a majority of the directors present will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of Incorporation or these Bylaws.

                  (b) A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken is deemed to have assented to the action taken unless:

                           (1) Such director objects at the beginning of the meeting (or promptly upon such director's arrival) to holding it or transacting business at the meeting;

                           (2) Such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

                           (3) Such director delivers written notice of such director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.7 Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may simultaneously hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting.

4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents, describing the action taken, are signed by all the directors and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.



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4.9      Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

4.10 Waiver of Notice. A director may waive any notice required by the Code, the Articles of Incorporation or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by such director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or to the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE 5

                                    Officers

5.1 Offices. The officers of the Corporation shall consist of the Chairman of the Board, the President, one or more Vice Presidents (one of whom may be designated Executive Vice President), the Secretary and the Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific officers to appoint, the officers who shall hold such other offices, including one or more Vice Presidents (including Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board and the President may appoint jointly one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

5.2 Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by an officer pursuant to this Article 5, at the pleasure of the Board of Directors or any senior officer authorized to have appointed such officer) until his or her death, resignation or removal, or until his or her replacement is elected or appointed in accordance with this
Article 5.

5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer or



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

officers the power to fix the compensation of any officer appointed by an officer or officers in accordance with Section 5.1. Officers may serve without compensation.

5.4 Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed such officer. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

5.5 Chairman of the Board. The Chairman of the Board shall call meetings of the shareholders and the Board of Directors to order and shall act as chairman of such meetings. He shall also be available at the request of the President to advise and consult with the President with reference to any matters of policy that may arise during the performance by the President of his duties and responsibilities.

5.6 President. The President shall be the chief executive officer of the Corporation and shall have general and active responsibility for the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall call meetings of the shareholders and the Board of Directors to order and shall act as chairman of such meetings.

5.7 Vice Presidents. The Vice Presidents shall perform such duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors or the President shall request or delegate.

5.8 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President under whose supervision he shall be. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

5.9 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

5.10 Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director.

                                   ARTICLE 6

                          Distributions and Dividends

         Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

                                   ARTICLE 7

                                     Shares

7.1 Share Certificates. The interest of each shareholder in the Corporation may be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with the Code. Share certificates shall be in registered form, and indicate the date of issue, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed (either manually or by facsimile) by the Chairman of the Board or the President and may be signed by the Secretary or an Assistant Secretary; provided, however, that if the signature of the officer or officers is in facsimile, the certificate must be countersigned (either manually or by facsimile) by a transfer agent or registered by a registrar. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates.

7.2 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively



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

entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

7.3 Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 7.4 of these Bylaws shall have been complied with.

7.4 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

7.5 Fixing of Record Date. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, or (ii) entitled to receive payment of any distribution or dividend, and in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

7.6      Record Date if None Fixed. If no record date is fixed as provided in
Section 7.5, then the record date for any determination of shareholders that may be proper or required by law shall be: the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, in the case of a payment of a dividend or distribution; and the date on which any other action is taken, in the case of such other action requiring a determination of shareholders.



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

                                   ARTICLE 8

                                 Miscellaneous

8.1 Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be available for any shareholder to inspect or copy, except such as the Code requires to be made available upon compliance by the shareholder with applicable requirements, and shall have power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors or other contractual agreements of the Corporation, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

8.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

8.3 Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine.

8.4 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such additional information as the Code may require.

8.5      Notice.

                  (a) Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone or by telecopier, telegraph or similar electronic means. Notice shall be in writing unless oral notice is reasonable under the circumstances. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (a) if given to shareholders, at the time the same is deposited in the United States mail; and (b) in all other cases, at the earliest of (i) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (ii) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice if given to a shareholder or director by any means other than mail, such notice shall be deemed given when received.

                  (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

                                   ARTICLE 9

                                   Amendments

         Except as otherwise provided under the Code or by the Articles of Incorporation, the Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws. Except as otherwise provided in the Articles of Incorporation, the shareholders also shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended or repealed by the Board of Directors. Notwithstanding the foregoing, Section 3.2(a) of these Bylaws shall only be altered or amended by the vote of not less than two-thirds (2/3) of the directors then in office, though less than a quorum, or by the sole remaining director; provided, however, that the shareholders may, by resolution duly approved at any annual meeting of shareholders by eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock and any class or series of Preferred Stock, voting together as a single Voting Group, alter or amend the provisions of Section 3.2(a) of these Bylaws.

                                   ARTICLE 10

                                Indemnification

                  (a) The Corporation shall indemnify its directors and shall provide advances for expenses incurred by any of them in connection with any proceeding, to the fullest extent allowed under the Code, as it exists now or as hereafter may be amended. Such indemnification and advances for expenses shall be made in according with the Code, as it exists now and as hereafter may be amended, and subject to the conditions and limitations provided therein, including, without limitation, any condition that the director to be indemnified or provided advances for expenses has met applicable standards of conduct.

                  (b) The Corporation shall indemnify its officers, employees and agents, and shall provide advances for expenses incurred by any of them in connection with any proceeding, to the fullest extent allowed with respect to directors of the Corporation under the Code, as it exists now or as hereafter may be amended. Such indemnification and advances for expenses shall be made in accordance with the Code, as it exists now and as hereafter may be amended, and subject to the conditions and limitations provided therein with respect to indemnification and advancement of expenses to directors, including, without limitation, any condition that the officer, employee or agent to be indemnified or provided advances for expenses has met standards of conduct that are the same as or comparable to standards of conduct applicable to directors.

                  (c) The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the Code. If any expense or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the Code.




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